EX-1.(3)(c)
MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY

1. The commission structure for this product is as follows:

   --------------------- -------------------- ------------------- --------------------
        Issue Ages            Option A             Option B            Option C
   --------------------- ---------- --------- --------- --------- ---------- ---------
                         1st Yr.       Trail*  1st Yr.     Trail*  1st Yr.      Trail*
   --------------------- ---------- --------- --------- --------- ---------- ---------
           0-75          6.75%            0%  5.00%         .25%  1.50%         1.00%
   --------------------- ---------- --------- --------- --------- ---------- ---------
          76-85          5.00%            0%  3.25%         .25%  0.00%         1.00%
   --------------------- ---------- --------- --------- --------- ---------- ---------
          86-90          3.75%            0%  0.75%         .25%  0.75%          .25%
   --------------------- ---------- --------- --------- --------- ---------- ---------

     These tables will be extended to pay commission on subsequent Premiums received beyond the maximum Issue Age.

     *Trail commission paid on Policy Value less any Debt on calendar quarter.

2. Commissions will be paid when the Policy is issued.

3. Commissions will be paid on a weekly cycle (similar to variable annuity commission payments).

4. The chargeback provisions with the broker/dealer will be enacted to get any money back if the free-look provision is exercised.

5. There will be no charge back of commissions for any death claims.

6. In the event of a 1035 Exchange, commissions will be paid on the Premium received, but not on the loan value.

     a. For 1035 Exchanges from other JNLNY life products to Perspective Life, the commission paid will be 50% of the above-stated rates based on the cash surrender value of the original policy.

7. Commissions will not be paid on money received to keep the Policy in force after it enters the Grace Period.

8. Commissions will be paid on money received to increase coverage.

LAST SURVIVOR MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY

1. The commission structure for this product is as follows:

   --------------------- -------------------- ------------------- --------------------
     Issue Ages (based        Option A             Option B            Option C
   on youngest insured)
   --------------------- ---------- --------- --------- --------- ---------- ---------
                         1st Yr.      Trail*  1st Yr.     Trail*  1st Yr.      Trail*
   --------------------- ---------- --------- --------- --------- ---------- ---------
           0-75          6.75%            0%  5.00%         .25%  1.50%         1.00%
   --------------------- ---------- --------- --------- --------- ---------- ---------
          76-85          5.00%            0%  3.25%         .25%  0.00%         1.00%
   --------------------- ---------- --------- --------- --------- ---------- ---------
          86-90          3.75%            0%  0.75%         .25%  0.75%          .25%
   --------------------- ---------- --------- --------- --------- ---------- ---------

     These tables will be extended to pay commission on subsequent Premiums received beyond the maximum Issue Age (based on youngest insured).

     *Trail commission paid on Policy Value less any Debt on calendar quarter.

2. Commissions will be paid when the Policy is issued.

3. Commissions will be paid on a weekly cycle (similar to variable annuity commission payments).

4. The chargeback provisions with the broker/dealer will be enacted to get any money back if the free-look provision is exercised.

5. There will be no charge back of commissions for any death claims.

6. In the event of a 1035 Exchange, commissions will be paid on the Premium received, but not on the loan value.

     a. For 1035 Exchanges from other JNLNY life products to Perspective Life, the commission paid will be 50% of the above-stated rates based on the cash surrender value of the original policy.

7. Commissions will not be paid on money received to keep the Policy in force after it enters the Grace Period.

8. Commissions will be paid on money received to increase coverage.